UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland, 21117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2015, Medifast, Inc. (the "Company") filed with the Delaware Secretary of State a Restated and Amended Certificate of Incorporation that combined into one document, the Company's prior Restated Certificate of Incorporation as amended and supplemented to date. The Restated and Amended Certificate of Incorporation only restates and integrates, and does not further amend the provisions of the Certificate of Incorporation of Medifast Inc. The filing of the Restated and Amended Certificate of Incorporation on February 26, 2015 was authorized by the Board of Directors of the Company, and was duly adopted in accordance with Section 245 and Section 242 of the General Corporation Law of the State of Delaware. A copy of the Restated and Amended Certificate of Incorporation is attached to this Current Report on Form 8K as Exhibit 3.1.

Immediately prior to filing the abovereferenced Restated and Amended Certificate of Incorporation on February 26, 2015, the Company filed two Certificates of Elimination with the Delaware Secretary of State, pursuant to Section 151 of the Delaware General Corporation Law. The Certificates of Elimination eliminated certificates of designation from Medifast, Inc. Certificate of Incorporation for Series A Preferred Stock and Series B Convertible Preferred Stock. No shares of such securities were outstanding or will be issued. Copies of the certificates of elimination are attached to this Current Report on Form 8K as Exhibits 3.2 and 3.3.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

3.1	Restated and Amended Certificate of Incorporation, as filed with the Delaware Secretary of State on February 26, 2015.

3.2	Certificate of Elimination of the Series A Preferred Stock of Medifast Inc., as filed with the Delaware Secretary of State on February 26, 2015.

3.3	Certificate of Elimination of the Series B Convertible Preferred Stock of Medifast Inc., as filed with the Delaware Secretary of State on February 26, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves
Jason L. Groves Executive Vice President and General Counsel

Dated: February 26, 2015